                                                                    EXHIBIT 3.33

                         FEDERAL IDENTIFICATION     FEDERAL IDENTIFICATION
                         No.  82-0571242            No. 04-2580280

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                               ARTICLES OF MERGER
                    (General Laws, Chapter 156B, Section 78)

*Merger of                                  Volunteer Acquisition Corporation

                                            _________________________________

                                            _________________________________

                                            _________________________________

                                            _________________________________

                                              the constituent corporations, into
                                                    99 West, Inc.

*one of the constituent corporations.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

    1. An agreement of *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. *The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

    2. The effective date of the *merger determined pursuant to the agreement of *merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of the filing.

    3.      (For a merger)

    **The following amendment to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

                            See Continuation Sheet 3

*DELETE THE INAPPLICABLE WORD        **IF THERE ARE NO PROVISIONS, STATE "NONE."

NOTES: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET AS LONG AS EACH ARTICLE REQUIRING EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

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                              CONTINUATION SHEET 3

SECTION 1 WAS AMENDED TO READ AS FOLLOWS:

    1.      The name by which the corporation shall be known is:

                           99 West, Inc.

SECTION 2 WAS AMENDED TO READ AS FOLLOWS:

2.       The purposes for which the corporation is formed are as follows:

                  To buy, sell, prepare and serve food and beverages, alcoholic or otherwise, of every kind and description at wholesale or retail; to provide entertainment in connection therewith; to buy, sell, improve, lease and otherwise deal in real property; to borrow and lend money; to carry on any activity necessary or incidental to the foregoing; and to carry on any business permitted by the laws of the Commonwealth of Massachusetts of a corporation organized under Chapter 156B.

SECTION 3 WAS AMENDED TO READ AS FOLLOWS:

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:

     WITHOUT PAR VALUE                                     WITH PAR VALUE
-----------------------------------------------------------------------------------------
   TYPE           NUMBER OF SHARES        TYPE            NUMBER OF SHARES      PAR VALUE
-----------------------------------------------------------------------------------------
Common:                1,000            Common:
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Preferred:                              Preferred:
-----------------------------------------------------------------------------------------

SECTION 5 WAS AMENDED TO READ AS FOLLOWS:

5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                           NONE.

SECTION 6 WAS AMENDED TO READ AS FOLLOWS:

6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or its directors or stockholders, or of any class of stockholders:

         The Board of Directors of the corporation may make, amend, or repeal the by-laws of the corporation, in whole or in part, except with respect to any provision thereof which, by law, the Articles of Organization, or the by-laws, require action exclusively by the stockholders entitled

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                        CONTINUATION SHEET 3 (CONTINUED)

to vote thereon; but any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

         All meetings of stockholders of the corporation may be held within the Commonwealth of Massachusetts or elsewhere within the United States. The place of such meetings shall be fixed in, or determined in the manner provided in, the by-laws.

         Each director or officer, present or former, of the corporation or of any other corporation a majority of the stock of which is owned by the corporation, shall be indemnified by the corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been such director or officer, such expenses to include the cost of reasonable settlements (other than amounts paid to the corporation itself) made with a view to curtailing costs of litigation. The corporation shall not, however, indemnify any such director or officer with respect to matters as to which he shall be finally adjudged in any such action, suit, or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation, or in respect of any matter on which any settlement or compromise is effected if the total expense, including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such director or officer in conducting such litigation to a final conclusion. The foregoing right of indemnification shall not be exclusive of other rights to which any such director or officer may be entitled as a matter of law. In determining the reasonableness of any settlement, the judgment of the Board of Directors shall be final.

         No contract, act, or other transaction between this corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of this corporation is or are interested in, or is a member, stockholder, director or officer, or are members, stockholder, directors, or officers of such other firm or corporation, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any firm, association or corporation which he may be otherwise interested.

         The corporation may be a partner in any business enterprise which it would have the power to conduct itself.

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(FOR A CONSOLIDATION)

(a) The purpose of the resulting corporation is to engage in the following business activities:

(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue.

     WITHOUT PAR VALUE                                      WITH PAR VALUE
-----------------------------------------------------------------------------------------
TYPE              NUMBER OF SHARES          TYPE           NUMBER OF SHARES     PAR VALUE
-----------------------------------------------------------------------------------------
Common:                                  Common:
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Preferred:                               Preferred:
-----------------------------------------------------------------------------------------

**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

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4.       The information contained in Item 4 is not a permanent part of the
Articles of Organization of the *surviving corporation.

(a)      The street address of the *surviving corporation in Massachusetts is:
(post office boxes are not acceptable):

                      160 Olympia Avenue, Woburn, MA 01801

**If there are no provisions state "None".

(b) The name, residential address, and post office address of each director and officer of the surviving corporation is:

                  NAME              RESIDENTIAL ADDRESS     POST OFFICE ADDRESS
President:        Gregory L. Burns  203 Lynnwood Blvd.
                                    Nashville, TN 37205

Treasurer:        A. Chad Fitzhugh  1619 Edgewater Drive
                                    Franklin, TN 37069

Clerk:            A. Chad Fitzhugh  1619 Edgewater Drive
                                    Franklin, TN 37069

Directors:

                  Gregory L. Burns, Chairman         203 Lynnwood Blvd.
                                                     Nashville, TN 37205

                  A. Chad Fitzhugh                   1619 Edgewater Drive
                                                     Franklin, TN 37069

                  Steve Hislop                       1409 Willowbrook Circle
                                                     Franklin, TN 37069

(c) The fiscal year (i.e. tax year) of the *surviving corporation shall end, on the last Sunday of the month of:

                                December

(d) The name and business address of the resident agent, if any, of the *surviving corporation is:

                                    National Registered Agents, Inc.
                                    303 Congress Street, 2nd Floor
                                    Boston, MA 02110

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter l56B, Section 78.

/s/ Gregory L. Burns                              , Gregory L. Burns, *President
---------------------------------------------------------------------

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/s/ A. Chad Fitzhugh                              , A. Chad Fitzhugh, *Clerk
---------------------------------------------------------------------

of                         Volunteer Acquisition Corporation
   -----------------------------------------------------------------------------
                           (Name of constituent corporation)

/s/ Charles F. Doe, Jr.                        , Charles F. Doe, Jr., *President
---------------------------------------------------------------------

/s/ Joseph R. Tarby, III                       , Joseph R. Tarby, III, *Clerk
----------------------------------------------------------------------

of                         99 West, Inc.
   -----------------------------------------------------------------------------
                                (Name of constituent corporation)

*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSEITS

                      ARTICLES OF *CONSOLIDATION / *MERGER
                    (General Laws, Chapter 156B, Section 78)

I hereby approve the within Articles of *Consolidation / *Merger and, the filing fee in the amount of $_________, having been paid, said articles are deemed to have been filed with me this _______ day of __________________, 20_____.

Effective date:______________________________________

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

         Derek S. Hughey

         315 Deaderick Street, Suite 2700

         Nashville, TN 37238

         Telephone:______________________